EXHIBIT 23.1



                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS


    Digital Fusion, Inc.
    Tampa, Florida


    We hereby consent to the incorporation by reference in the Registration Statements of Digital Fusion, Inc. on Form S-3 (SEC file No. 333-100052) dated January 27, 2004, (except for the last paragraph of Note 7(c), as to which the date is April 7, 2004) relating to the consolidated financial statements of Digital Fusion, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

    Pender Newkirk & Company
    Tampa, Florida
    April 12, 2004